EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-57872, 33-67366, 33-98106, 333-40623, 333-52762, 333-77957, 333-81549, 333-113328 and 333-120519 on Form S-8, Registration Statement Nos. 333-54964 and 333-118220 on Form S-3 and Registration Statement Nos. 333-65440 and 333-106034 on Form S-4 of our report on the financial statements and financial statement schedules of Radian Group Inc. dated March 1, 2007 (which report, based on our audits and (as to amounts included for Sherman Financial Group LLC for the year ended December 31, 2006) the report of other auditors, expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-based Payment in 2006), and our report dated March 1, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 1, 2007